UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

Safeguard Scientifics, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Exchange

On March 26, 2010, Safeguard Scientifics, Inc. (the “Company”) completed the first traunche of an exchange (the “Exchange”) of $46,936,000 aggregate principal amount of the Company’s existing 2.625% Convertible Senior Debentures due 2024 (the “Old Notes”) for the Company’s new 10.125% Convertible Senior Debentures due March 15, 2014 (the “New Notes”). The Exchange involves certain holders of the Old Notes (collectively, the “Holders”) pursuant to the terms of the Exchange Agreements, dated as of March 10, 2010, attached as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010. The remaining traunche of the Exchange is expected to be consummated within the next few days.

The New Notes are being issued by the Company to the Holders in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided in Section 3(a)(9) thereof. No sales of securities of the same class as the New Notes were made by the Company by or through an underwriter at or about the same time as the Exchange.

Indenture

The New Notes are being issued pursuant to the terms of an Indenture entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”) on March 26, 2010 (the “Indenture”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the terms of the New Notes include the terms set forth in the Indenture and those made part of the Indenture by reference to the TIA.

The description below is a summary of certain selected terms of the Indenture and the New Notes. This summary does not purport to be complete and is qualified in its entirety by the complete text of (i) the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and (ii) the Global Note representing the New Notes, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used in this summary and not defined herein have the meanings assigned to them in the Indenture.

General

The New Notes are unsecured senior subordinated obligations of the Company and rank pari passu in right of payment to the Old Notes that remain outstanding after the Exchange. The New Notes are limited to $46,936,000 in aggregate principal amount and are being issued in denominations of $1,000 and integral multiples thereof. Following the completion of the Exchange, there will no principal amount available for additional issuances under the Indenture. The New Notes will mature on March 15, 2014, unless the New Notes are earlier (i) converted at the option of a Debentureholder or the Company or (ii) repurchased by the Company upon a Designated Event. No sinking fund is provided for the New Notes.

Interest

The New Notes bear Interest at the annual rate of 10.125%, and Interest will accrue on the New Notes from date of issuance. Interest on the New Notes is payable by the Company on March 15 and September 15 of each year, commencing on September 15, 2010, and is paid on the basis of a 360-day year comprised of twelve 30-day months.

Conversion Generally

Subject to and in compliance with the provisions of the Indenture, the New Notes are convertible at the option of a Debentureholder or the Company, or as a result of certain reclassifications, consolidations, mergers or sale transactions of the Company, as the case may be, at the Conversion Rate in effect at the time of conversion. The initial Conversion Rate, which is subject to adjustment as provided in the Indenture, is equal to 60.6061 shares of Common Stock per $1,000 principal amount of New Notes. The initial Conversion Rate is equivalent to a conversion price of approximately $16.50 per share of Common Stock. Unless the Company has made an Irrevocable Net Share Settlement Election, the Company may satisfy its conversion obligations by delivering, at the Company’s election, shares of Common Stock, cash or a combination of cash and shares of Common Stock.

The Company will not issue fractional shares of Common Stock upon conversion of New Notes, but will instead pay cash for any fractional amount based upon the Closing Sale Price of the Common Stock on the last Trading Day prior to the date of conversion.

Conversion by Debentureholders

A Debentureholder is entitled, at such Debentureholder’s option, to convert the principal amount of a New Note at any time prior to the close of business on the Business Day immediately preceding March 15, 2013, upon the satisfaction of one of the following conditions:

•	during any fiscal quarter commencing after June 30, 2010 if the Closing Sales Price per share of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of the 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter is greater than or equal to 120% of the Conversion Price on each such Trading Day;

•	during the five Business Day period commencing on the Business Day immediately following any 10 consecutive Trading Day period in which the Trading Price per $1,000 principal amount of New Notes was less than 100% of the product of the Closing Sale Price per share of the Common Stock multiplied by the Conversion Rate on each such Trading Day;

•	a Fundamental Change occurs; or

•	the Company exercises its option to manditorily convert the New Notes.

Mandatory Conversion by the Company

At any time on or after March 16, 2012 and through the maturity date of the New Notes, the Company may cause any of the New Notes to be mandatorily converted at the Conversion Rate then in effect if the Closing Sale Price per share of the Common Stock for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days exceeds 130% of the Conversion Price on the date of conversion.

Repurchase upon a Designated Event

If a Designated Event occurs at any time prior to the maturity of the New Notes, then each Debentureholder will have the right to require the Company to repurchase all of the Debentureholder’s New Notes, or any part that is a multiple of $1,000 principal amount, on a date that is between 20 and 35 Business Days after the date of notice from the Company of the Designated Event. The Company will repurchase the New Notes at a repurchase price equal to 100% of the principal amount of the New Notes, together with any unpaid Interest on the New Notes.

Covenants

The Indenture contains customary covenants, including covenants made by the Company (i) to pay principal and Interest due on the New Notes, (ii) to maintain the Escrow Agreement and the Escrow Account, and (iii) limiting the Company’s ability to issue securities in exchange for any Old Notes that remain outstanding after the Exchange.

Events of Default

The following are Events of Default under the terms of the Indenture:

•	the Company’s failure to pay the principal of any of the New Notes when due and payable;

•	the Company’s failure to pay any Interest upon any of the New Notes when due and payable where such failure to pay continues for 30 days;

•	the Company’s failure to deliver Common Stock, cash or both following conversion of the New Notes by a Debentureholder or the Company, as the case may be, where such failure to pay continues for 10 Business Days;

•	the Company’s failure to provide a Designated Event Notice;

•	the Company’s failure to pay Indebtedness when due and payable, or upon acceleration by the Company or a subsidiary of the Company, where the aggregate principal amount with respect to such failure to pay exceeds $25 million and such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled within a period of 30 days after written notice of such failure to pay is given to the Trustee and to holders of at least 25% in aggregate principal amount of the New Notes then Outstanding;

•	the Company’s failure to pay any final judgments aggregating more than $25 million;

•	the Company’s failure to perform its obligations under the New Notes or the Indenture where such failure to perform continues for 60 days after written notice of such failure to perform has been given to the Company;

•	the Escrow Agreement ceases to be in full force and effect or enforceable prior to its expiration in accordance with its terms;

•	the Company issues securities in exchange for any of the Old Notes and fails to comply with Section 4.09 of the Indenture in connection with such issuance of convertible debentures; and

•	certain events in bankruptcy, insolvency or reorganization occur with respect to the Company or its properties.

Escrow Agreement

In connection with the Exchange, the Company, the Trustee and U.S. Bank National, as escrow agent (the “Escrow Agent”) entered into an Escrow Agreement on March 26, 2010 (the “Escrow Agreement”). Under the terms of the Escrow Agreement, the Company deposited $19,009,080 in cash (the “Escrow Funds”) with the Escrow Agent, which Escrow Funds may be used by the Escrow Agent to make payments of interest to holders of the New Notes (i) if an Event of Default has occurred and is continuing under the Indenture and certain other conditions are met, or (ii) at the Company’s election, in satisfaction of certain scheduled payments of interest on the New Notes due on September 15, 2010, March 15, 2011, September 15, 2011, March 15, 2012, September 15, 2012, March 15, 2013, September 15, 2013 and March 15, 2014.

The foregoing description is a summary of certain selected terms of the Escrow Agreement. This summary does not purport to be complete and is qualified in its entirety by the complete text of the Escrow Agreement, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 26, 2010, by and between the Company and the Trustee.

4.2	Global Note representing 10.125% Convertible Senior Debentures due March 15, 2014.

4.3	Escrow Agreement, dated as of March 26, 2010, by and among the Company, the Trustee and the Escrow Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: March 30, 2010

By: /s/ Brian J. Sisko
Brian J. Sisko
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of March 26, 2010, by and between the Company and the Trustee.

4.2	Global Note representing 10.125% Convertible Senior Debentures due March 15, 2014.

4.3	Escrow Agreement, dated as of March 26, 2010, by and among the Company, the Trustee and the Escrow Agent.